THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO DELICIOUS BRANDS, INC. (THE "CORPORATION"), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO AN AGREEMENT AMONG THE SECURITYHOLDER, DELICIOUS BRANDS, INC. AND NETWORK 1 FINANCIAL SECURITIES, INC., WHICH AGREEMENT IS ON FILE WITH DELICIOUS BRANDS, INC. AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, FROM WHICH A COPY IS AVAILABLE UPON REQUEST AND WITHOUT CHARGE.

No. 1

August 30, 1999                                               $__________


             8% Non-Negotiable Unsecured Convertible Promissory Note

                  Delicious Brands, Inc., a Delaware corporation ("Borrower" and "Company"), for value received hereby promises to pay to _________ ("Noteholder"), by wire transfer of immediately available funds the principal sum of _________________ ($_________) ("Note Amount"), as provided herein in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  This note (the "Note") is one of the duly authorized notes of Borrower (the "Notes") referred to in the Note Purchase Agreement (the "Agreement") dated as of August 30, 1999 among Borrower and the Investors listed on Schedule A thereto. The Note is not transferable or assignable by Noteholder or any transferee of Noteholder except in accordance with the terms and conditions of the Agreement; provided that such transfer or assignment is made in compliance with the Securities Act of 1933, as amended, and any applicable state and foreign securities laws. Borrower agrees to issue to Noteholder or any transferee of Noteholder from time to time a replacement note or notes in the form hereof and in such denominations as the Noteholder or any transferee of Noteholder may request to facilitate such transfers and assignments. In addition, after delivery of an indemnification agreement in form and substance satisfactory to Borrower, Borrower also agrees to issue a replacement note if this Note has been lost, stolen, mutilated or destroyed.

                  Borrower shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered holder of this Note and of all transfers of this Note. References to the "Noteholders" shall mean the persons listed in the Register as the payees of the Notes. The ownership of this Note shall be proven by the Register. For the purpose of paying principal and any interest on this Note, Borrower shall be entitled to rely on the name and address in the Register.

1. Terms of Note. Interest on the Note Amount shall accrue at a rate of 8% per annum. Except as set forth in Section 2(i), interest on the Note Amount and the Note Amount shall be due and payable on the one-year anniversary of the date first written above.

2. Conversion of Note. The Noteholder shall have the right, at such Noteholder's option, at any time prior to maturity of this Note, to convert all, but not less than all of the Note Amount into shares of common stock, $.01 par value per share (the "Common Stock," with the shares of Common Stock underlying the conversion of the Note Amount hereinafter referred to as the "Shares"), of the Borrower if, as of the date of proposed conversion:

                                    (a) The Company has obtained the approval of The Nasdaq Stock Market of the Company's additional listing application in respect of of the Shares; and

                                    (b) The  aggregate  number of Shares  issued
                                    and/or  issuable  pursuant to the conversion
                                    of the Notes  represent less than 19% of (i)
                                    the issued and outstanding  shares of Common
                                    Stock and (ii) the outstanding  voting power
                                    of the Company's  securities  (the number of
                                    votes  which may be cast by holders of those
                                    securities  outstanding  which  entitle  the
                                    holders  thereof  to vote  generally  on all
                                    matters submitted to the Company's  security
                                    holders  for  a  vote)   ("Voting   Power");
                                    provided,  however,  if the aggregate number
                                    of Shares issued or issuable pursuant to the
                                    conversion   of  the  Notes  equals   and/or
                                    exceeds   19%  of   (i)   the   issued   and
                                    outstanding  shares of Common Stock and (ii)
                                    the   Voting   Power   of   the    Company's
                                    securities, then the Noteholders may convert the portion of the Note Amount that would represent an aggregate 19% of (i) the issued and outstanding shares of Common Stock and
                                    (ii)  the  Voting  Power  of  the  Company's
                                    securities.

                  (i) Upon conversion, all accrued but unpaid interest as of the date of conversion of the Notes shall be payable by the Borrower.

                  (ii) The number of shares of Common Stock into which the Note Amount will be convertible will be determined by dividing the Note Amount by five dollars ($5.00) subject to adjustment in accordance with this Section 2.

                  (iii) Before Noteholder shall be entitled to convert the Note Amount into shares of Common Stock, such holder shall surrender the Note therefor, duly endorsed, at the office of the Borrower, and shall give written notice to the Borrower at its principal corporate office, of the election to convert the Note and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Borrower shall, as soon as practicable thereafter, issue and deliver at such office to such Noteholder, or to the nominee or nominees of such Noteholder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (iv) The number of shares of Common Stock into which the Note Amount is convertible shall be subject to adjustment from time to time as follows:


                           a. In the  event the  Borrower  should at any time or
from time to time after the date on which the Notes are issued (the "Note Issuance Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of shares of Common Stock issuable upon conversion of the Note Amount shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock equivalents.

                           b.  If  the   number  of   shares  of  Common   Stock
outstanding at any time after the Note Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of shares of Common Stock issuable upon conversion of the Note Amount shall be decreased in proportion to such decrease in outstanding shares.

                  (v) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 2), provision shall be made so that the Noteholder shall thereafter be entitled to receive upon conversion of the Note Amount the number of shares of stock or other securities or property of the Borrower or otherwise, to which a holder of Common Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the Noteholder after the recapitalization to the end that the provisions of this Section 2 (including adjustment of the number of shares issuable upon conversion of the Note Amount) shall be applicable after that event as nearly equivalent as may be practicable.

                  (vi) If any capital reorganization or reclassification of the capital stock of the Borrower, or consolidation or merger of the Borrower with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while the Note is outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Noteholder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of the Note Amount, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the Noteholder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such Note Amount.

                  (vii) (A) No fractional shares shall be issued upon the conversion of the Note Amount. In lieu of any fractional shares to which the Noteholder would otherwise be entitled, the Borrower shall make a cash payment equal to the product of $5.00 (subject to adjustment pursuant to this Section 2) multiplied by such fraction.

                         (B)  Upon  the   occurrence   of  each   adjustment  or
readjustment of the number of shares of Common Stock issuable upon conversion of the Note Amount pursuant to this Section 2, the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Noteholder a statement setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of Noteholder, furnish or cause to be furnished to such Noteholder a like certificate setting forth (A) such adjustment and readjustment and (B) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Note Amount.

                  (viii) The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note Amount, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of Note Amount; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note Amount, in addition to such other remedies as shall be available to the Noteholder, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (ix) The Borrower shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Borrower upon conversion of the Note; provided, however, that the Borrower shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Noteholder in respect of which such shares are being issued.


                  (x) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Borrower, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

                  (xi) Any notice required by the provisions of this Section 2 to be given to the Noteholder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the Register.

3. Legends. The Purchaser understands and acknowledges that the Shares shall bear a legend substantially follows until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with an effective registration statement thereunder; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES
                  ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO DELICIOUS BRANDS, INC. (THE "CORPORATION"), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE

                  PROPOSED DISPOSITION IS CONSISTENT WITH ALL
                  APPLICABLE PROVISIONS OF THE SECURITIES ACT AS
                  WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW."

Furthermore, pursuant to an agreement entered into between each Purchaser and the Company (the "Lock-up Agreement"), the Shares shall bear the legend set forth below, for such period as the Lockup Agreement is in effect:

                  "THE SALE OR TRANSFER OF THE SECURITIES
                  REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO AN AGREEMENT AMONG THE SECURITYHOLDER, DELICIOUS BRANDS, INC. AND NETWORK 1 FINANCIAL SECURITIES, INC., WHICH AGREEMENT IS ON FILE WITH DELICIOUS BRANDS, INC. AND CONTINENTAL STOCK TRANSFER & TRUST
                  COMPANY, FROM WHICH A COPY IS AVAILABLE UPON
                  REQUEST AND WITHOUT CHARGE."

4. No Waiver. No failure on the part of Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5. Costs; Expenses. Upon the occurrence of an Event of Default or at any time thereafter, Borrower promises to pay all costs of collection of this Note including, but not limited to, reasonable attorney's fees paid or incurred by Noteholder on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

6. Amendment; Modification. This Note may be modified with the written consent of Borrower and of Noteholders of more than 50% of the aggregate Note Amount of the Notes then outstanding. The holders of more than 50% of the aggregate Note Amount of the Notes then outstanding may waive compliance by Borrower of any provision of this Note. However, without the consent of each Noteholder affected, an amendment, supplement or waiver may not:

                  (i) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the rate of or extend the time for payment of interest on any Note;

                  (iii) reduce the principal of or extend the fixed maturity of any Note or alter the redemption provisions with respect thereto;

                  (iv) waive a default in the payment of the principal of or interest on any Note; or

                  (v) make any Note payable in money other than that stated in the Note.

                  After an amendment under this Section becomes effective, Borrower shall mail to the Noteholders a notice briefly describing the amendment.

7. Waivers. Borrower hereby waives all rights of setoff and counterclaims which may arise under the Agreement or otherwise and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Note, and all other demands whatsoever, and covenants that this Note will not be discharged except by complete payment in full in cash.

8. Events of Default. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

                  (i) Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law (hereinafter "Bankruptcy Law"), or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or, if an order for relief under any bankruptcy law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or, if a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower shall be appointed in any proceeding brought against Borrower and shall not be discharged within sixty (60) days of such appointment or if Borrower shall consent to or acquiesce in such appointment; or

                  (ii) Borrower shall liquidate, dissolve, terminate or suspend its business operations.

9. Acceleration. Upon the occurrence of an Event of Default, the entire Note Amount, and all accrued but unpaid interest thereon, shall at once become due and payable at the option of Noteholder, upon written notice to Borrower. Noteholder may exercise this option to accelerate during any Event of Default by Borrower regardless of any prior forbearance.

10. Prepayment. Borrower may prepay the Note Amount, and all interest accrued but unpaid thereon, in full or in part without penalty at any time. Any partial prepayment shall be applied against the Note Amount outstanding and shall not postpone the due date hereof, unless Noteholder shall otherwise agree in writing.

11. Application of Payments. All payments and prepayments shall, at the option of Noteholder, be applied first to any costs of collection and second to any accrued but unpaid interest and the Note Amount.

12. Notices. All notices, requests, demands and other communications which are required or may be given under this Note shall be given pursuant to the terms and at the addresses set forth in Section 4(b) of the Agreement.

13. Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Borrower and Noteholder shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.


14. Governing Law; Forum. THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW RULES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT LEGALLY POSSIBLE, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first above written.

                                 DELICIOUS BRANDS, INC.


                                 By:
                                    ------------------------------------
                                    Name:  Michael Kirby
                                    Title: President and Chief Executive Officer